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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Annual Report (Form 10-K) of Wynn's International, Inc. of our report dated January 27, 1999, included in the 1998 Annual Report to Stockholders of Wynn's International, Inc.

         Our audits also included the financial statement schedule of Wynn's International, Inc. in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

         We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-68157) pertaining to the Amended and Restated 1980 Stock Option and Appreciation Rights Plan and the 1982 Incentive Stock Option Plan of Wynn's International, Inc., the Registration Statements (Form S-8 Nos. 33-30296, 33-64090 and 333-39045) pertaining to the Wynn's International, Inc. Stock-Based Incentive Award Plan, the Registration Statement (Form S-8 No. 33-53917) pertaining to the Wynn's International, Inc. Non-Employee Directors' Stock Option Plan, the Registration Statement (Form S-8 No. 33-53921) pertaining to the Wynn's International, Inc. Employee Stock Purchase Plan, and in the related Prospectuses of our report dated January 27, 1999, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in the Annual Report (Form 10-K) of Wynn's International, Inc. for the year ended December 31, 1998.




                                                          /s/ ERNST & YOUNG LLP


Los Angeles, California
March 25, 1999